Exhibit 99.1

COUSINS PROPERTIES INCORPORATED
Quarterly Information Package
For the Quarter Ended June 30, 2003

I.  Press Release

      Press Release

      Consolidated Statements of Income

      Net Income and Funds From Operations Basic Reconciliation

Certain matters contained in this package are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks including, but not limited to, general economic conditions, local real estate conditions, the activity of others developing competitive projects, the cyclical nature of the real estate industry, the financial condition of existing tenants, interest rates, the Company’s ability to obtain favorable financing or zoning, environmental matters, the effects of terrorism, the failure of assets under contract for sale to ultimately close and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Form 8-K filed on March 9, 2001. The words “believes,” “expects,” “anticipates,” “estimates” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that these plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

News Release

FOR IMMEDIATE RELEASE

CONTACT:	Tom G. Charlesworth Executive Vice President, Chief Financial Officer and Chief Investment Officer (770) 857-2376 tomcharlesworth@cousinsproperties.com	Mark A. Russell Vice President – Chief Financial Analyst and Director of Investor Relations (770) 857-2449 markrussell@cousinsproperties.com

Web site address: www.cousinsproperties.com

COUSINS PROPERTIES REPORTS RESULTS FOR
SECOND QUARTER 2003

•	Net Income per share increased 1,068% to $2.92 for the second quarter of 2003 and 693% to $3.49 for the six months ended June 30, 2003, due primarily to gains on sales of properties

•	Funds From Operations per share decreased 4% to $0.55 for the second quarter of 2003 and increased 44% to $1.51 for the six months ended June 30, 2003

•	91% occupancy level for total portfolio at June 30, 2003

ATLANTA (August 4, 2003) — Cousins Properties Incorporated (NYSE:CUZ) today reported its results of operations for the second quarter and six months ended June 30, 2003. All per share amounts are reported on a diluted basis; basic per share data is included in the financial tables accompanying this release.

      Net Income per share increased 1,068% to $2.92 per share for the second quarter of 2003 from $0.25 per share for the second quarter of 2002. Net Income increased 1,029% to $143.5 million for the second quarter of 2003 from $12.7 million for the second quarter of 2002. For the six months ended June 30, 2003, Net Income per share increased 693% to $3.49 per share from $0.44 per share for the same period last year. Net Income increased 678% to $171.1 million for the six months ended June 30, 2003, from $22.0 million for the same period last year.

      Funds From Operations (“FFO”) per share decreased 4% to $0.55 per share for the second quarter of 2003 from $0.57 per share for the second quarter of 2002. FFO decreased 7% to $27.0 million for the second quarter of 2003 from $29.0 million for the second quarter of 2002. For the six months ended June 30, 2003, FFO per share increased 44% to $1.51 from $1.05 for the same period last year. FFO increased 40% to $74.1 million for the six months ended June 30, 2003, from $53.1 million for the same period last year.

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CUZ Reports Second Quarter Results

August 4, 2003

      Net Income increased significantly during the second quarter and six months ended June 30, 2003, in part due to the sales of Mira Mesa MarketCenter and Cerritos Corporate Center which generated a combined gain on sale of $43.0 million. The receipt by the Company of its share of cash proceeds from the Mira Mesa MarketCenter sale triggered recognition of approximately $90.0 million of the Company’s deferred gain associated with the original formation of CP Venture. This deferred gain, originally recorded on the balance sheet in 1998 when the Company contributed properties to the venture, was being amortized into income ratably over thirty years. The deferred gain remaining on the balance sheet will continue to be amortized into income as the properties originally contributed to the venture are depreciated or upon sale of these properties.

      The loss of operating income from properties sold and the loss of income from tenants due to early terminations of lease obligations negatively affected Net Income and FFO in the second quarter and the six months ended June 30, 2003. This decrease in Net Income and FFO was offset by the recognition of termination fees of $1.4 million from nine tenants in the second quarter of 2003 and $22.5 million from 17 tenants in the six months ended June 30, 2003, compared to $1.4 million and $1.6 million received in the second quarter and six months of 2002, respectively. An increase in depreciation and amortization negatively affected Net Income by $1.3 million in the second quarter and $5.5 million in the six months ended June 30, 2003, primarily due to accelerating the write-off of unamortized tenant improvements and related costs for the lease terminations mentioned above and increased depreciation from 55 Second Street, which became partially operational in February 2002.

      Increases in residential lot sales, including the Company’s share of residential lot sales in unconsolidated joint ventures, positively affected Net Income and FFO by $1.0 million in the second quarter of 2003, reflecting the Company’s increased involvement in residential development activities. Net Income and FFO were also positively affected in the second quarter and six months ended June 30, 2003, by Emory Crawford Long Medical Office Tower, which became partially operational during the first quarter of 2002 and has experienced increasing revenues since then, and Ten Peachtree Place, which became fully occupied and rent paying in the second quarter of 2003 upon the commencement of the lease with AGL Resources. The remaining increase in Net Income and FFO for the second quarter relates primarily to an increase in leasing fees, an increase in the fair value of AtheroGenics warrants due to increases in the underlying company’s stock price, a decrease in net interest expense as a result of proceeds received from property sales and an increase in capitalized interest on projects under construction, partially offset by an increase in the Company’s provision for income taxes.

      The Company incurred a loss on early debt extinguishment in the first quarter of 2002, which reduced Net Income and FFO for the six months ended June 30, 2002, by $3.5 million. Additional increases in FFO and Net Income for the six months ended June 30, 2003, were due to decreases in minority interest expense and in the Company’s provision for income taxes, partially offset by an increase in net interest expense, in part because interest that had been capitalized to the 55 Second

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CUZ Reports Second Quarter Results

August 4, 2003

Street and Emory Crawford Long Medical Office Tower projects was no longer subject to capitalization.

      At June 30, 2003, Cousins’ portfolio of operational office and medical office buildings was 90% leased and its operational retail centers were 96% leased resulting in a 91% overall leased level.

      Tom Bell, president and chief executive officer of Cousins, said, “The second quarter brought a number of notable events, including the sale of three California assets — the two Cerritos office buildings and Mira Mesa MarketCenter. These sales are a great example of our strategy of creating and harvesting value, where we take advantage of opportunities in the marketplace to realize the value created through development. We expect to ‘harvest’ more value in the second half of the year with the sale of Presidential MarketCenter and Perimeter Expo, which are currently under contract. The recognition of a large component of the CP Venture gain this quarter underscores the point that we have created significant value in multiple assets and transactions in recent years.”

      Mr. Bell continued, “We continue with our efforts toward additional value creation and, in that connection, we are experiencing tremendous leasing success at The Avenue West Cobb. This retail project under construction is now 87% committed and slated to open in mid-September. We believe this speaks well for the potential for additional quality retail development. I would also note that the lot sales for the Land Division continued to impress during the second quarter and the division’s new projects in Paulding County, Georgia and Dallas and Houston, Texas are progressing on schedule.”

      Mr. Bell added, “The office market continues to be a challenge. One of our larger tenants, Mirant, has filed bankruptcy. They occupy all of the 1155 Perimeter Center West building, a 362,000 square foot building in which we have a 50% interest. We do not know whether they will terminate our lease, a right that they have in bankruptcy. Obviously, any such termination would have a negative impact on Net Income and FFO. Notwithstanding the office market weakness to date, we have been able to maintain a 90% leased level in our office portfolio — well above average for our core markets. Thus far, however, we have not seen any significant signs of recovery in our primary office markets.”

      The Consolidated Statements of Income and a schedule entitled Net Income and Funds From Operations Basic Reconciliation, which reconciles Net Income to FFO, are attached to this press release. More detailed information on the quarterly and six month Net Income and FFO results is included in the “Net Income and Funds From Operations-Supplemental Detail and Reconciliations” schedule which is included along with other supplemental information in the Company’s Form 8-K, dated August 5, 2003, and furnished to the Securities and Exchange Commission (“SEC”) and which can be viewed through the “Quarterly Disclosures” link on the Investor Relations page of the Company’s Web site at www.cousinsproperties.com. This information may also be obtained by calling the Company’s Investor Relations Department, (770) 857-2449.

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CUZ Reports Second Quarter Results

August 4, 2003

      Cousins Properties Incorporated, headquartered in Atlanta, has extensive experience in the real estate industry including the development, acquisition, financing, management and leasing of properties. The property types that Cousins actively invests in include office, retail, medical office and land development projects. The Company’s portfolio consists of interests in 13.9 million square feet of office and medical office space, 2.7 million square feet of retail space, and more than 300 acres of strategically located land for future commercial development. Cousins is a fully integrated equity real estate investment trust (“REIT”) that has been public since 1962 and trades on the New York Stock Exchange under the symbol “CUZ.” For more information on the Company, please visit Cousins’ Web site at www.cousinsproperties.com.

      The Company will conduct a conference call at 11:00 a.m. (Eastern time) on August 5, 2003, to discuss the results of the second quarter and first six months of 2003. The number to call for this interactive teleconference is (913) 981-5533. A replay of the conference call will be available until August 19, 2003, by dialing (719) 457-0820 and entering the passcode, 483026.

      The Company will provide an online Web simulcast and rebroadcast of its second quarter 2003 earnings release conference call. The live broadcast of Cousins’ quarterly conference call will be available through the Investor Relations page of the Company’s Web site at www.cousinsproperties.com, at www.streetevents.com and at www.companyboardroom.com on August 5, 2003, beginning at 11:00 a.m. (Eastern time). The rebroadcast will be available on the Investor Relations page of the Company’s Web site at www.cousinsproperties.com.

      Certain matters discussed in this news release are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks, including, but not limited to, general economic conditions, local real estate conditions, the activity of others developing competitive projects, the cyclical nature of the real estate industry, the financial condition of existing tenants, interest rates, the Company’s ability to obtain favorable financing or zoning, environmental matters, the effects of terrorism, the failure of assets under contract for sale to ultimately close and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Form 8-K filed on March 9, 2001. The words “believes,” “expects,” “anticipates,” “estimates” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that these plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

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COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002
(UNAUDITED)
($ in thousands, except per share amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,

	2003	2002	2003	2002
REVENUES:
Rental property revenues	$34,813	$36,919	$89,802	$70,220
Development income	908	972	1,672	2,158
Management fees	2,187	2,288	4,292	4,642
Leasing and other fees	1,234	696	2,345	1,853
Residential lot and outparcel sales	1,612	521	5,540	4,556
Interest and other	1,526	1,114	2,581	2,249

	42,280	42,510	106,232	85,678

INCOME FROM UNCONSOLIDATED JOINT VENTURES	7,663	6,601	14,160	13,631

COSTS AND EXPENSES:
Rental property operating expenses	11,152	10,180	21,609	19,962
General and administrative expenses	7,644	6,965	14,858	14,301
Depreciation and amortization	13,142	11,863	27,866	22,402
Residential lot and outparcel cost of sales	1,368	444	4,599	3,414
Interest expense	8,396	9,015	17,652	17,009
Loss on debt extinguishment	—	—	—	3,501
Property taxes on undeveloped land	218	174	403	350
Other	846	1,049	1,751	1,810

	42,766	39,690	88,738	82,749

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	7,177	9,421	31,654	16,560
PROVISION FOR INCOME TAXES FROM OPERATIONS	537	117	786	1,103

INCOME FROM CONTINUING OPERATIONS BEFORE GAIN ON SALE OF INVESTMENT PROPERTIES	6,640	9,304	30,868	15,457
GAIN ON SALE OF INVESTMENT PROPERTIES, NET OF APPLICABLE INCOME TAX PROVISION	90,956	1,042	91,959	2,072

INCOME FROM CONTINUING OPERATIONS	97,596	10,346	122,827	17,529

DISCONTINUED OPERATIONS, NET OF APPLICABLE INCOME TAXES:
Income from discontinued operations	2,892	2,366	5,255	4,458
Gain on sale of investment properties, net of minority interest	43,012	—	43,012	—

	45,904	2,366	48,267	4,458

NET INCOME	$143,500	$12,712	$171,094	$21,987

BASIC NET INCOME PER SHARE:
Income from continuing operations	$2.02	$.21	$2.55	$.35
Discontinued operations	.95	.05	1.00	.09

Basic net income per share	$2.97	$.26	$3.55	$.44

DILUTED NET INCOME PER SHARE:
Income from continuing operations	$1.99	$.20	$2.51	$.35
Discontinued operations	.93	.05	.98	.09

Diluted net income per share	$2.92	$.25	$3.49	$.44

CASH DIVIDENDS DECLARED PER SHARE	$.37	$.37	$.74	$.74

WEIGHTED AVERAGE SHARES	48,267	49,617	48,201	49,493

DILUTED WEIGHTED AVERAGE SHARES	49,228	50,621	48,993	50,447

COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
NET INCOME AND FUNDS FROM OPERATIONS BASIC RECONCILIATION
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Consolidated Net Income	$143,500	$12,712	$171,094	$21,987
Depreciation and amortization:
Consolidated properties	13,142	11,863	27,866	22,402
Discontinued properties	276	1,484	1,628	2,965
Unconsolidated joint ventures	4,689	4,561	9,129	8,838
Depreciation of furniture, fixtures and equipment and amortization of specifically identifiable intangible assets:
Consolidated properties	(602)	(532)	(1,173)	(1,060)
Unconsolidated joint ventures	(9)	(2)	(17)	(5)
Gain on sale of investment properties, net of applicable income tax provision	(133,968)	(1,042)	(134,971)	(2,072)
Impairment loss on depreciable property:
Unconsolidated joint ventures	—	—	551	—

Consolidated Funds From Operations	$27,028	$29,044	$74,107	$53,055

Weighted Average Shares	48,267	49,617	48,201	49,493

Per Share — Basic:
Consolidated Net Income	$2.97	$.26	$3.55	$.44

Consolidated Funds From Operations	$.56	$.59	$1.54	$1.07

Diluted Weighted Average Shares	49,228	50,621	48,993	50,447

Per Share — Diluted:
Consolidated Net Income	$2.92	$.25	$3.49	$.44

Consolidated Funds From Operations	$.55	$.57	$1.51	$1.05

      The table above shows Funds From Operations (“FFO”) and the related reconciliation to Net Income for Cousins Properties Incorporated and Consolidated Entities and its unconsolidated joint ventures. Effective January 1, 2003, the Company adopted the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition of FFO, which is net income (computed in accordance with accounting principles generally accepted in the United States (“GAAP”)), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization or impairment of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Prior year FFO has been restated to conform to NAREIT’s definition of FFO.

      Prior to 2003, the Company reported FFO based upon NAREIT’s definition with certain modifications, including the elimination of straight line rents and reporting stock appreciation rights on a cash basis. A schedule reconciling net income with FFO reported by the Company and FFO calculated pursuant to NAREIT’s definition for the past ten years is available through the “Supplemental SEC Information” link on the Company’s Web site at www.CousinsProperties.com.

      FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates the operating performance of its reportable segments and of its divisions based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to its officers and employees.

      In the first quarter 2002, the Company incurred a $3,501,000 loss on early extinguishment of debt and treated it as an extraordinary item in accordance with GAAP. Extraordinary items are not deductible in calculating FFO. As of January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 145 (“SFAS No. 145”), which no longer characterizes such costs as extraordinary and which requires prior periods to be restated. FFO for the six months ended June 30, 2002 has accordingly been restated. Adoption of SFAS No. 145 had no effect on Net Income.